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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): FEBRUARY 8, 2000


                        ENVISION DEVELOPMENT CORPORATION
               (Exact Name of Registrant as Specified in Charter)

           FLORIDA                     001-15311                  PENDING
(State or Other Jurisdiction        (Commission File          (I.R.S. Employer
      of Incorporation)                 Number)             Identification No.)

                     11701 N.W. 101ST ROAD, MIAMI, FL 33178
               (Address of Principal Executive Offices) (Zip Code)

                                 (305) 889-1600
              (Registrant's Telephone Number, Including Area Code)

                                 PERFUMANIA.COM
          (Former Name or Former Address, if Changed Since Last Report)








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Item 5.  Other Events.

         On February 10, 2000, perfumania.com, inc. ("PERFUMANIA.COM") effectuated a reorganization (the "REORGANIZATION") in accordance with Section 607.11045, Florida Statutes, which does not require the approval of its shareholders, pursuant to an Agreement and Plan of Merger (the "REORGANIZATION AGREEMENT"). Under the Reorganization, (i) Perfumania.com became a wholly-owned subsidiary of Envision Development Corporation, a newly formed Florida corporation ("HOLDCO"), and (ii) each outstanding share of common stock, $0.01 par value, of Perfumania.com was converted into one share of common stock, $0.01 par value, of Holdco. As of February 14, 2000, Holdco's common stock is traded on the American Stock Exchange, Inc. (the "AMEX") under the new ticker symbol "EDV." A copy of the Reorganization Agreement is included herein as Exhibit 2.1 and a copy of the press release of Perfumania.com with respect to the Reorganization is included herein as Exhibit 99.1. Holdco expects to succeed to certain rights and obligations of Perfumania.com as appropriate.

         The foregoing description of the Reorganization is qualified in its entirety by reference to the Reorganization Agreement.




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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits:

         2.1 Agreement and Plan of Merger, dated as of February 8, 2000, among perfumania.com, inc., Envision Development Corporation and EDC Sub, Inc.

         99.1 Press Release, dated February 8, 2000, announcing the change of name and a reorganization pursuant to the Agreement and Plan of Merger among perfumania.com, inc., Envision Development Corporation and EDC Sub, Inc.






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2000



                                            ENVISION DEVELOPMENT CORPORATION



                                            By: /s/ MICHAEL AMIDEO
                                               --------------------------------
                                               Michael Amideo, Chief Financial
                                               Officer and Secretary







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                                  EXHIBIT INDEX


Exhibit
NUMBER          Description
-------         -----------
2.1             Agreement and Plan of Merger, dated as of February 8, 2000, among perfumania.com, inc., Envision Development Corporation and EDC Sub, Inc.

99.1 Press Release, dated February 8, 2000, announcing the change of name and a reorganization pursuant to the Agreement and Plan of Merger among perfumania.com, inc., Envision Development Corporation and EDC Sub, Inc.







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